EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-30320, 333-24749 and 333-128594) of Pressure BioSciences, Inc. (formerly Boston Biomedica, Inc.) of our report dated March 23, 2006 relating to the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which appears in this Annual Report Form 10-KSB.

Weinberg & Company, P.A.

Boca Raton, Florida
March 31, 2006